EX-10

            Consent of Independent Registered Public Accounting Firm



The Board of Directors of Jackson National Life Insurance Company and Contract Owners of Jackson National Separate Account - I


We consent to the use of our reports included herein on the consolidated financial statements of Jackson National Life Insurance Company dated January 30, 2004, and on the financial statements of Jackson National Separate Account - I dated March 5, 2004, and to the reference to our firm under the heading "Services" in the Statement of Additional Information of the SEC Form N-4 Registration Statement.

Our report on the consolidated financial statements of Jackson National Life Insurance Company refers to the adoption effective January 1, 2001 of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", and the adoption effective April 1, 2001 of the Emerging Issues Task Force Issue 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets".


/s/ KPMG LLP

Chicago, Illinois
December 20, 2004